UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2008

Metabasis Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50785	33-0753322
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11119 North Torrey Pines Road La Jolla, California		92037
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 587-2770

Not Applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       Entry into a Material Definitive Agreement.

On September 24, 2008, we, Valeant Pharmaceuticals North America (“Valeant”) and Schering Corporation (“Schering”) entered into an agreement (the “Amendment Agreement”) to amend certain terms of the Assignment and Assumption Agreement, dated January 9, 2007 (the “Assignment Agreement”) and the Termination Agreement, dated September 19, 2007 (the “Termination Agreement”), each entered into by Valeant, Schering and us.  Pursuant to the Amendment Agreement, among other things, the Assignment Agreement was amended to provide for a reduction in the total number and value of milestone payments payable by us to Valeant upon the achievement of certain specified events to a single milestone payment due upon the first regulatory approval of pradefovir, and to reduce certain royalty payments due from us to Valeant upon commercialization of pradefovir. In addition, the Termination Agreement was amended to transfer certain patient registry obligations, should they be required, to us from Valeant (excluding the cost thereof up to a specified limit).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METABASIS THERAPEUTICS, INC.

	By:	/s/ Paul K. Laikind

Paul K. Laikind
President and Chief Executive Officer

Date: September 25, 2008